UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2008

PILGRIM'S PRIDE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4843 US Hwy. 271 N., Pittsburg, Texas	75686-0093
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

As previously disclosed, Pilgrim's Pride Corporation (the "Company") obtained temporary waivers of its non-compliance with the fixed charge coverage ratio covenants under its principal credit facilities as of the fiscal year ending September 27, 2008 ("fiscal year end").  These previously disclosed waivers are scheduled to expire in accordance with their terms on October 28, 2008.

On October 26, 2008, the Company entered into temporary waivers of the Company's non-compliance with its fixed charge coverage ratio covenants and potential non-compliance with its leverage ratio covenants under its principal credit facilities as of fiscal year end, which waivers will be effective from October 28, 2008 through November 26, 2008 (the "Waiver Period").  Specifically, on October 26, 2008, the Company entered into: (i) a Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement (the "CoBank Waiver") by and among the Company, CoBank, ACB, as administrative agent ("CoBank"), and the other syndication parties signatory thereto (collectively with CoBank, the "CoBank Lending Group"), waiving certain potential defaults and events of default relating to non-compliance with the fixed charge coverage ratio and leverage ratio covenants under the 2006 Amended and Restated Credit Agreement dated as of September 21, 2006, as amended (the "CoBank Agreement"); (ii) a Limited Duration Waiver Agreement (the "BMO Waiver") by and among the Company, To-Ricos, Ltd., To-Ricos Distribution, Ltd., Bank of Montreal, as administrative agent, and certain other bank parties thereto (such bank parties, collectively with Bank of Montreal, the "BMO Lending Group"), waiving certain potential defaults and events of default relating to non-compliance with the fixed charge coverage ratio and leverage ratio covenants under the Fourth Amended and Restated Secured Credit Agreement dated as of February 8, 2007, as amended (the "BMO Agreement"); and (iii) a Limited Duration Waiver Agreement (the "RPA Waiver" and, collectively with the CoBank Waiver and the BMO Waiver, the "Waivers") by and among the Company, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator ("BMO Capital Markets"), and Fairway Finance Company, LLC ("Fairway") waiving certain events of termination and termination events relating to non-compliance with the fixed charge coverage ratio and leverage ratio covenants under the Amended and Restated Receivables Purchase Agreement dated as of September 26, 2008, as amended (the "Amended and Restated Receivables Purchase Agreement").  The foregoing Waivers and agreements are collectively referred to herein as the "Credit Documents."

Below is a description of certain terms and conditions of the Waivers:

CoBank Waiver

Pursuant to the CoBank Waiver, the CoBank Lending Group has granted the Company a waiver for the Waiver Period of potential defaults and events of default of the Company's covenants to maintain a certain minimum fixed charge coverage ratio and leverage ratio under the CoBank Agreement.  The CoBank Waiver further provides that, during the Waiver Period, (i) unless otherwise approved by the CoBank Lending Group, the Company will maintain aggregate undrawn commitments under the CoBank Agreement and the BMO Agreement of at least $35 million; (ii) so long as aggregate undrawn commitments under the CoBank Agreement and the BMO Agreement are $75 million or less, the Company will obtain and pay loans under the CoBank Agreement and the BMO Agreement only on a pro rata basis; and (iii) the Company will be unable to convert any portion of the outstanding Revolving Loan (as defined in the CoBank Agreement) into a term loan or add additional collateral to the available amount under the CoBank Agreement for borrowing availability purposes.  In addition, the CoBank Waiver requires the Company to engage a chief restructuring officer within ten business days after the Company receives a list of candidates for such position from CoBank.  The Company is not obligated to engage any of the candidates on such list but must engage a person or firm that is reasonably acceptable to the CoBank Lending Group.  In connection with entering into the CoBank Waiver, the Company has agreed to pay a waiver fee equal to 0.10% of the total obligations outstanding under the CoBank Agreement.  The above discussion is a summary of certain terms and conditions of the CoBank Waiver and is qualified in its entirety by the terms and conditions of the CoBank Waiver and the CoBank Agreement.  For the complete terms and conditions of the CoBank Waiver summarized in this report, please refer to the CoBank Waiver attached hereto as Exhibit 10.1 and incorporated by reference herein.

BMO Waiver

Pursuant to the BMO Waiver, the BMO Lending Group has granted the Company a waiver for the Waiver Period of defaults and events of default relating to the Company's covenants to maintain a certain minimum fixed charge coverage ratio and leverage ratio under the BMO Agreement.  The BMO Waiver further provides that, during the Waiver Period, so long as aggregate undrawn commitments under the CoBank Agreement and the BMO Agreement are $75 million or less, the Company will be entitled to obtain loans under the BMO Agreement, and the Company will obtain and pay loans under the BMO Agreement and the CoBank Agreement only on a pro rata basis.  In addition, the BMO Waiver requires the Company to engage a chief restructuring officer within ten business days after the Company receives a list of candidates for such position from Bank of Montreal.  The Company is not obligated to engage any of the candidates on such list but must engage a person or firm that is reasonably acceptable to the BMO Lending Group.  In connection with entering into the BMO Waiver, the Company has agreed to pay a waiver fee equal to 0.10% of the aggregate commitment under the BMO Agreement.  The above discussion is a summary of certain terms and conditions of the BMO Waiver and is qualified in its entirety by the terms and conditions of the BMO Waiver and the BMO Agreement.  For the complete terms and conditions of the BMO Waiver summarized in this report, please refer to the BMO Waiver attached hereto as Exhibit 10.2 and incorporated by reference herein.

RPA Waiver

Pursuant to the RPA Waiver, BMO Capital Markets and Fairway have granted the Company a waiver for the Waiver Period of any non-compliance with its covenants to maintain a minimum fixed charge coverage ratio and leverage ratio under the Amended and Restated Receivables Purchase Agreement.  In connection with entering into the RPA Waiver, the Company has agreed to pay a waiver fee equal to 0.10% of the purchase limit under the Amended and Restated Receivables Purchase Agreement plus other specified fees and expenses.  The above discussion is a summary of certain terms and conditions of the RPA Waiver and is qualified in its entirety by the terms and conditions of the RPA Waiver and the Amended and Restated Receivables Purchase Agreement.  For the complete terms and conditions of the RPA Waiver summarized in this report, please refer to the RPA Waiver attached hereto as Exhibit 10.3 and incorporated by reference herein.

The effectiveness of the waivers contained in the Waivers is conditioned upon, among other things, the Company's continued compliance with the Company's obligations under the Credit Documents and forbearance from paying any interest on the Company's 8-3/8% Senior Subordinated Notes due 2017 or its 7-5/8% Senior Notes due May 1, 2015.  Upon expiration or any termination of the Waiver Period, unless extended or the Credit Documents are amended, the waivers contained in the Waivers will no longer be effective and an event of default or event of termination will exist under the Credit Documents permitting the CoBank Lending Group, the BMO Lending Group and BMO Capital Markets to exercise their remedies and preclude the Company from drawing funds or selling additional receivables under the Credit Documents.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2008, the Company entered into Change in Control Agreements (collectively, the "Change in Control Agreements") with each of Lonnie Ken Pilgrim, Chairman, J. Clinton Rivers, President and Chief Executive Officer, Robert A. Wright, Chief Operating Officer, and Richard A. Cogdill, Chief Financial Officer (each, an "Executive").  The Change in Control Agreements have an initial term of three years.  The term of the agreements automatically renew on their anniversary for a period of two years from the renewal date, unless, in each case, the Company gives the Executive notice at least 60 days prior to the renewal date that the term will not be extended.

Generally, the Change in Control Agreements provide that, if the Company terminates an Executive's employment within a specified time period (the "Employment Period") following a Change in Control (as defined in the Change in Control Agreement) other than for cause or the Executive's disability or if the Executive resigns during the Employment Period for good reason because the Company has not met its obligations under the Change in Control Agreement, then the Executive will be entitled to certain severance benefits.  The Employment Period is 24 months in the case of Mr. Pilgrim and 18 months in the case of Messrs. Rivers, Wright and Cogdill.  Upon the termination of an Executive's employment during the Employment Period under the circumstances discussed above, the Change in Control Agreements provide (1) for a lump sum severance payment that includes (a) the Executive's target annual bonus for the fiscal year in which the termination occurs, prorated through the date of termination, and (b) an amount based on the sum of the Executive's annual base salary and target annual bonus multiplied by 3.0 in the case of Mr. Pilgrim and 2.5 in the case of Messrs. Rivers, Wright and Cogdill; (2) that the Executives may be entitled to receive a tax gross-up payment to compensate them for specified excise taxes, if any, imposed on the severance payment; and (3) that any stock options and other equity awards held by the Executives will become fully vested and exercisable.  In addition, the Change in Control Agreements provide that, for a period of 24 months in the case of Mr. Pilgrim and, 18 months in the case of Messrs. Rivers, Wright and Cogdill, from the date of any termination of the Executive's employment that results in a severance payment under the Executive's Change in Control Agreement, the Executive will not (a) divulge confidential information regarding the Company, (b) solicit or induce employees of the Company to terminate their employment with the Company, or (c) seek or obtain any employment or consulting relationship with any specified competitor of the Company.

The above discussion is a summary of certain terms and conditions of the Change in Control Agreements and is qualified in its entirety by the terms and conditions of the Change in Control Agreements.  For the complete terms and conditions of the Change in Control Agreements summarized in this report, please refer to the form of Change in Control Agreement attached hereto as Exhibit 10.4 and incorporated by reference herein.

 Item 7.01.                      Regulation FD Disclosure.

On October 27, 2008, the Company issued a press release announcing temporary waivers under its principal credit facilities as of fiscal year end.  A copy of the press release is furnished pursuant to Regulation FD as Exhibit 99.1 to this report.

The information contained in Item 7.01 of this report and in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

10.1
Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement dated October 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.

10.2	Limited Duration Waiver Agreement dated as of October 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, Bank of Montreal, as administrative agent, and certain other bank parties thereto.

10.3
Limited Duration Waiver Agreement dated as of October 26, 2008 by and among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and Fairway Finance Company, LLC.

10.4	Form of Change in Control Agreement dated as of October 21, 2008 between the Company and the Executives.

99.1	Press Release dated October 27, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: October 27, 2008	By: /s/ Richard a. Cogdill Richard A. Cogdill Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Limited Duration Waiver of Potential Defaults and Events of Default under Credit Agreement dated October 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, CoBank, ACB, as administrative agent, and the other syndication parties signatory thereto.

10.2	Limited Duration Waiver Agreement dated as of October 26, 2008 by and among Pilgrim's Pride Corporation, as borrower, Bank of Montreal, as administrative agent, and certain other bank parties thereto.
10.3
Limited Duration Waiver Agreement dated as of October 26, 2008 by and among Pilgrim's Pride Corporation, Pilgrim's Pride Funding Corporation, BMO Capital Markets Corp., as administrator, and Fairway Finance Company, LLC.

10.4	Form of Change in Control Agreement dated as of October 21, 2008 between the Company and the Executives.
99.1	Press Release dated October 27, 2008.

DALDMS/650752.7